UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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SMART ONLINE, INC.
(Name of Registrant as Specified in Its Charter)

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SMART ONLINE, INC.
4505 Emperor Boulevard
Suite 320
Durham, North Carolina 27703
_______________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2012
_______________________________________

You are cordially invited to attend the Annual Meeting of Stockholders of Smart Online, Inc., which will be held on Wednesday, June 13, 2012, at 9:00 a.m. local time, in the Board Room at the offices of the corporation at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703.  Stockholders will be asked to consider and vote upon the following matters at the meeting, which are described in the accompanying information statement:

1.	The election of four directors, each to serve for a term of one year or until his successor shall have been duly elected and qualified;

2.	The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012; and

3.	The transaction of such other business as may be properly brought before the meeting.

Stockholders of record at the close of business on April 27, 2012 are entitled to notice of and to vote at the annual meeting and any and all adjournments or postponements thereof.

We are not soliciting proxies for this annual meeting. However, all stockholders are welcome to attend the meeting and vote in person.

By Order of the Board of Directors

/s/ Dror Zoreff
Dror Zoreff
Chairman of the Board

Durham, North Carolina

SMART ONLINE, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS

9:00A.M. EST, JUNE 13, 2012

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

This Information Statement contains information related to the Company’s 2012 annual meeting of stockholders to be held at the Company’s corporate offices, 4505 Emperor Boulevard Suite 320, Durham North Carolina 27703 at 9:00 A.M., Eastern Standard Time, on June 13, 2012 and at any adjournments or postponements thereof. The approximate date that this Information Statement, the preceding Notice of Annual Meeting and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2011, or the Annual Report are first being made available to stockholders is April 30, 2012.  We are making this Information Statement available to our stockholders for use at the annual meeting. You should review this Information Statement in conjunction with the Company’s Annual Report.

GENERAL INFORMATION

Meeting Information

The annual meeting of stockholders of Smart Online, Inc. or Smart Online,  the Company, we, our or us will be held at the Company’s corporate offices 4505 Emperor Boulevard, Suite 320, Durham, NC 27703 beginning at 9:00 A.M., Eastern Standard Time, on June 13, 2012.

The proposals scheduled to be voted on are (1) to elect four (4) directors for one-year terms; and (2) to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., or Cherry Bekaert, as the independent registered public accountant for the fiscal year ending December 31, 2012. Our Board of Directors, or the Board, recommends that you vote "FOR" each of the nominees to the Board described in Proposal No. 1 and "FOR" the ratification of the selection of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ended December 31, 2012, as described in Proposal No. 2.

Who May Vote

You are entitled to vote in person at the annual meeting if you owned shares of our common stock as of the close of business (5:00 p.m.) on April 27, 2012, the record date of the annual meeting. On the record date, 18,352,542 shares of our common stock were issued and outstanding and held by 198 holders of record. Holders on the record date of our common stock which is (1) held directly in your name as the stockholder of record or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee, are entitled to one vote per share at the annual meeting.  You may vote by ballot or grant a proxy to another person to vote in your place.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

How To Vote

Holders of record may vote in person at the meeting by ballot or grant a proxy to another person to vote in your place. If your shares are not held of record in your name, you must obtain a proxy from the record holder, usually a broker or other nominee, in order to vote in person at the meeting.

Quorum

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. Abstentions are counted as present for the purpose of determining the presence of a quorum.  A broker who holds shares in nominee or “street name” for a customer who is the beneficial owner of those shares may be prohibited from voting those shares in person on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal.

Votes Needed

Proposal 1: Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of each of the four director nominees. You may vote “for” one or more director nominees or you may withhold your vote as to one or more director nominees.  A properly executed ballot or proxy marked “withhold” as to the election of one or more director nominees will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders do not have the right to cumulate their votes for directors.    No New York Stock Exchange (NYSE) member broker who is the record holder of shares on behalf of a beneficial owner (the customer) can vote shares at the meeting for the election of directors unless the broker receives instructions from the beneficial owner.  These "broker non-votes" will not impact the results of the election, but will be counted for purposes of determining whether there is a quorum.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative “FOR” vote of the holders of a majority of all shares casting votes in person or by proxy at the annual meeting is required to ratify the appointment of Cherry Bekaert, as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  A properly executed ballot marked “abstain” with respect to this proposal will not be counted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as a vote against this proposal.  NYSE member brokers have discretion to vote on behalf of beneficial owners with respect to this proposal; as a result, there will be no "broker non-votes" on this item.

As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 18,352,542 shares of our common stock.  All of these persons have indicated they and their affiliates will vote their shares in favor of the four director nominees and the ratification of the appointment of Cherry Bekaert.

Other Matters

The Board does not know of any other matter that will be presented for your consideration at the annual meeting other than the two proposals described herein.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, four nominees will be elected as directors.  Our Board currently consists of four members, all of whom are standing for re-election at the annual meeting. The directors elected at the annual meeting will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Our Board , based on the recommendation of the nominating and governance committee, has nominated each of Shlomo Elia, Amir Elbaz, Dror Zoreff  and Robert M. Brinson, Jr. to stand for re-election at the annual meeting.

The bylaws of the Company provide that the number of directors on the Board will be no more than nine.  We had three directors at the beginning of fiscal year 2011.  In September 2011, we expanded the size of the Board to 4 directors and nominated our fourth director. We  will also elect four directors for fiscal year 2012. The four nominees that receive the most votes will be appointed to serve on our Board for the next year.  You cannot vote for a greater number of persons than the number of nominees named. All four of the persons nominated for election to the Board at the annual meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, votes may be cast for a substitute nominee, if any, designated by the Board. The term of office of each person elected as a director will continue until the later of the next annual meeting of stockholders or until such time as his or her successor has been duly elected and qualified, or until his prior death, resignation or removal.

The following table lists the nominees for election and information about each.

Name	Age	Principal Occupation and Background
Shlomo Elia	69
Director. Mr. Elia has served on the Company’s Board since November 2006 and was originally recommended for appointment to the Board by Atlas Capital, SA, Atlas or Atlas Capital, one of the Company’s stockholders and lenders. Mr. Elia is the founder and a Director of 3Pen Ltd., 3Pen, a private holding company focusing on business opportunities in Internet infrastructure and telecommunications. Prior to founding 3Pen in 1999, Mr. Elia held several senior positions in the Israeli Defense Forces, I.D.F., including the post of the Military Governor of the West-Bank (1982-1984) and Commander of the Liaison Unit for South Lebanon (1984-1985). During his service, among other activities, General Elia was engaged for a year as a Research Fellow in the Institute of International Strategic Affairs at U.C.L.A. Since his retirement from the I.D.F., he has been involved in communication projects in Nigeria and West Africa and construction projects in Romania. Among his civilian activities, Mr. Elia was Chairman of the National Tourist Board and currently is Chairman of 3Pen Technologies Ltd. and co-chairman of the Israeli Soldiers Welfare Association. Mr. Elia holds a B.A. degree in Modern History of the Middle-East from Tel Aviv University.

We believe Mr. Elia’s international business expertise and significant management experience will provide constructive insight and perspective to our Board and management.

Amir Elbaz	35
Director. Mr. Elbaz has served on the Company’s Board since January  2010. Mr. Elbaz currently serves as  Chief Executive Officer of two companies in the technology and media sectors. Mr. Elbaz also advises technology and renewable energy companies on business strategy, restructuring and business development initiatives. Mr. Elbaz served as the Executive Vice President & Chief Financial Officer of Lithium Technology Corporation until November 2008. Mr. Elbaz joined LTC in 2006 to oversee finances and marketing, as well as business development. Prior to joining LTC, Mr. Elbaz served as a Senior Associate of Arch Hill Capital NV, a Dutch venture firm, from 2005-2006. During 2004 and most of 2005 Mr. Elbaz served as Vice President of Corporate Finance at Yorkville Advisors, where Mr. Elbaz sourced, structured and managed investments in more than a dozen public and private companies. Prior to joining Yorkville Advisors, Mr. Elbaz served for several years as an analyst with the Economic Department in the Procurement Mission of the Israeli Ministry of Defense in New York City. In that capacity, Mr. Elbaz co-headed multi-million dollar negotiations with first tier technology companies, and was in charge of the financial aspects of the day-to-day operations. Mr. Elbaz holds a B.A. degree from the University of Haifa, Israel, and an MBA in Finance & Investments from Bernard Baruch College, CUNY, New York. Following his MBA graduation, Mr. Elbaz was elected to the International Honorary Finance Society of Beta Gamma Sigma.

We believe Mr. Elbaz’s significant experience in the technology sector, coupled with his extensive financial and economic background provide invaluable insight with respect to our business and technologies.

Dror Zoreff	66
Director. Mr. Zoreff has served on the Company’s Board since April  2008. Since May  2009, he has served as Chairman of the Board, and since November  2009, he has served as Interim President and Chief Executive Officer. Since 2008, he has served as the President and CEO of Donor Management Services, Inc., a New York-based company that provides major donors, corporations, and foundations a unique set of tools and services to ensure their charitable gifts are properly used and achieve the desired impact. From 1999 to 2008, Mr. Zoreff served as Consultant to the President and CEO of United Retail Group Inc., a specialty retailer of plus size women’s fashions. From 1997 to 1999, he was Vice President of International Operations at Russ Berrie, Inc., a designer, importer, marketer, and distributor of gift and infant and juvenile consumer products. Prior to 1997, Mr. Zoreff held positions with The College of Judea & Samaria, Glenoit Industries Ltd, and the Jewish Agency for Israel. Mr. Zoreff holds a B.A. degree in Business Administration from Manchester University and an M.A. degree in Business Administration from Tel Aviv University.

We believe Mr. Zoreff’s extensive marketing and management experience, in addition to his knowledge of the international marketplace, contributes to the strategic composition of the Board.

Robert M. Brinson, Jr.	48
Director. Mr. Brinson has served on the Company’s Board since September 14, 2011. From 2005 until 2007, Mr. Brinson was a board member and Chief Technology Officer of IntelliScience Corporation, a developer of intelligent multi-modal image analysis systems and software.  In 2007, Mr. Brinson became a board member and Chief Technology Officer of IP Tank, LLC.  Mr. Brinson is currently the Chief Visionary Officer of Apokalyyis, Inc., a developer of consultative technology solutions and serves as Chief Technology Officer of Concept Connections and Affirm ID, LLC.  Mr. Brinson serves on the boards of directors of Apokalyyis, Inc. and iissee, LLC, a company specializing in local search solutions. He is also a self-employed technology consultant.

In addition to his service as a Board member, Mr. Brinson provided technology and management consulting services to the Company during 2011 and continues to provide those services during 2012.

We believe Mr. Brinson’s extensive technology, innovation and management experience contributes to the strategic composition of the Board.

Our Board unanimously recommends that you vote “FOR” the election of each of the director nominees named above.

 Executive Officers

The names of the Company’s current executive officers are listed in our Annual Report on Form 10-K. The Company’s executive officers are appointed by its Board to hold office until their successors are appointed.

Name	Age	Position
Dror Zoreff	66	Chairman of the Board, Interim President and Chief Executive Officer
Thaddeus J. Shalek	62	Chief Financial Officer

Information regarding Mr. Zoreff is described above under “Nominees for Election as Directors”.

Thaddeus J.  Shalek, Chief Financial Officer.

Chief Financial Officer since August 2009.  Mr. Shalek was the CFO of Lindell Investments, Inc., a closely held national real estate development company in Tampa, Florida from June 2006 until April 2008, the CEO and CFO of Vertical Health Solutions, Inc., Oldsmar, Florida form October 2004 to June 2006 and the owner and president of Shalek & Associates, CPA’s Inc., a Certified Public Accounting firm in Cleveland, Ohio providing accounting, tax and consulting services to small and medium sized businesses from 1984 through December 2004. Mr. Shalek worked as an auditor and tax manager with Coopers & Lybrand (now PricewaterhouseCoopers) and currently teaches accounting and entrepreneurial finance, on a part-time basis, at the University of North Carolina at Greensboro. He was an adjunct instructor of business, accounting and taxation at Cuyahoga Community College of Cleveland, Ohio. Mr. Shalek earned his BSBA from John Carroll University, Cleveland, Ohio and his MBA from The University of Tampa. Mr. Shalek has served on numerous charitable and business boards throughout his career.

Code of Ethics

The Company has adopted a Code of Ethics applicable to its executives, including the principal executive officer, principal financial officer, and principal accounting officer, as defined by applicable rules of the Securities and Exchange Commission, or SEC. It is publicly available on the Company’s website at www.smartonline.com. If the Company makes any amendments to the Code of Ethics other than technical, administrative, or other non-substantive amendments, or grants any waivers, including implicit waivers, from a provision of the Code of Ethics to the Company’s Chief Executive Officer, Chief Financial Officer, or certain other finance executives, the Company will disclose the nature of the amendment or waiver, its effective date, and to whom it applies on the Company’s website at www.smartonline.com.

Board Composition and Independence of Directors

The size of the Board is currently fixed at four members. Four persons have been nominated for election at the annual meeting. The Board believes that the current number of directors is appropriate at this time.

The Company’s stock is currently quoted on the OTC Bulletin Board, or OTCBB. The OTCBB does not have rules regarding director independence. Accordingly, we determined that the NASDAQ Stock Market, or Nasdaq, independence requirements are an appropriate standard to determine director independence because these requirements are stricter than the current OTCBB’s requirements. Additionally, we adopted these stricter standards to strengthen our corporate governance and improve internal controls.

Nasdaq listing requirements mandate that a majority of the members of a listed company’s board of directors be “independent directors” as defined under Nasdaq Stock Market Rule 5605. Although not currently required, the Board has determined that three of the present directors — Messrs. Elia, Elbaz and Brinson — are “independent directors” within the meaning of Nasdaq Marketplace Rules. Messrs. Elia, Elbaz and Brinson are standing for re-election. Therefore, assuming all four nominees are elected at the annual meeting, the Board will have a majority of “independent directors” after the annual meeting.

Dror Zoreff currently serves as both Interim President and Chief Executive Officer and Chairman of the Board.  Mr. Zoreff was appointed Interim President and Chief Executive Officer of the Company in November  2009, and has been a director since April 2008.  The Board believes that combining the positions of Chairman and CEO is the most appropriate for the Company at this time, given that Mr. Zoreff continues to serve as CEO in an interim capacity.  Having one person as Chairman and CEO has provided unified leadership and direction to the Company and minimized disruption to the business over the past two fiscal years, which have been a time of frequent management turnover, and strengthens the ability of the CEO to develop and implement strategic initiatives and respond efficiently in crisis situations.   The Company currently has no lead independent director.

Risk Oversight

While our management is responsible for assessing and managing risks to the Company, the Board takes an active role, as a whole and also at the committee level, in overseeing the material risks facing the Company, including operational, financial, legal and regulatory and strategic and reputational risks. Risks are considered in virtually every business decision and as part of the Company’s overall business strategy. Our board committees also regularly engage in risk assessment as a part of their regular function. The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Corporate Governance and Nominating Committee manages risks associated with corporate governance, including risks associated with the independence of the board and reviews risks associated with potential conflicts of interest affecting directors and executive officers of the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks. The Board regularly engages in discussion of financial, legal, technological, economic and other risks. Because overseeing risk is an ongoing process that is inherent in the Company’s strategic decisions, our Board discusses risk throughout the year at other meetings in relation to specific proposed actions. Additionally, our Board exercises its risk oversight function in approving new product research and development projects, large marketing engagements, the annual budget and quarterly forecasts and in reviewing the Company’s long-range strategic and financial plans with management.

Attendance at Meetings

The Board held five meetings during the fiscal year ended December 31, 2011 Each incumbent director attended or participated in at least 75% of the aggregate of (1) the number of meetings of the Board held in fiscal year 2011 during the period he served as a director and (2) the number of meetings of committees on which he served that were held during the period of his service.

The Company expects all directors to attend each annual meeting of stockholders, absent good reason.  Three directors attended the annual meeting of stockholders in 2011.

Standing Committees

The Company’s Board has three standing committees:  the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Copies of the charters of these committees, as they may be amended from time to time, are available on the Company’s website at www.smartonline.com.

Audit Committee. The Audit Committee is composed of Mr. Elbaz and Mr. Elia. Mr. Elbaz serves as Chairman of the Audit Committee. The Company’s Board has determined that Mr. Elbaz and Mr. Elia are each an “independent director” as that term is defined by Nasdaq Stock Market Rule 5605 and SEC rules, and they each meet the special independence requirements applicable to audit committee members.  All members have past financial experience resulting in their financial sophistication as would be required by Nasdaq Marketplace Rules and SEC rules. The Board has determined that Mr. Elbaz meets the definition of “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Company’s securities are quoted on the OTCBB and are not listed on a national securities exchange. Therefore, neither the SEC rules nor the Nasdaq Marketplace Rules regarding audit committees are applicable to the Company’s Board.

The Audit Committee was established by the Board for the purpose of assisting it in fulfilling its responsibilities with respect to its oversight of (1) the quality and integrity of the Company’s financial statements, (2) compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for the preparation of reports required to be included in the Company’s annual proxy or information statement or other documents from time to time required with respect to the Audit Committee’s functions. The Audit Committee met four times during 2011.

Compensation Committee. The Compensation Committee is composed of Mr. Elia and Mr. Elbaz. Mr. Elia serves as Chairman of the Compensation Committee. The Company’s Board has determined that Mr. Elia and Mr. Elbaz are “independent directors” within the meaning of the Nasdaq Marketplace Rules.

The Compensation Committee was established by the Company’s Board for the purpose of assisting it in discharging its duties with respect to (1) the formulation, implementation, review, and modification of the compensation of the Company’s officers and directors and (2) the preparation of the annual report on executive compensation for inclusion in the Company’s annual proxy or information statement, if required. The Compensation Committee’s duties include, among other things, setting the compensation for officers and directors, making recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans, approving grants of stock options and other awards under the Company’s 2004 Equity Compensation Plan, and administering the Company’s defined benefit and defined contribution plans, if any.

In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, to the extent consistent with applicable law, the Company’s certificate of incorporation, bylaws, corporate governance guidelines, and rules of any exchange or market on which the securities of the Company are then traded if compliance with such rules is required to begin or continue trading.

As part of its review and establishment of the performance criteria and compensation of officers and directors of the Company, the Compensation Committee must separately meet at least annually with the Company’s Chief Executive Officer, the principal human resources executive and compliance officer, and with any other corporate officers as the Compensation Committee deems appropriate. However, the Compensation Committee must also meet regularly without such officers present, and in all cases such officers must not be present at the meetings at which their performance and compensation is being discussed and determined. The Compensation Committee must consult with the Chief Executive Officer regarding compensation of the other officers of the Company. The Compensation Committee has not engaged any compensation consultant to determine or recommend the amount or form of executive and director compensation. The Compensation Committee met one time during 2011.

Corporate Governance and Nominating Committee and Procedures for Director Nominations. The Corporate Governance and Nominating Committee is composed of Mr. Elbaz and Mr. Zoreff. Mr. Zoreff serves as Chairman of the Corporate Governance and Nominating Committee. The Company’s Board has determined that Mr. Elbaz is an “independent director” within the meaning of the Nasdaq Marketplace Rules.  Mr. Zoreff is not an “independent director” within the meaning of the Nasdaq Marketplace Rules

The Corporate Governance and Nominating Committee was established by the Board for the purpose of assisting it in discharging its duties with respect to (1) the identification of individuals qualified to become directors and the selection or recommendation of candidates for directorships to be filled by the Board or the stockholders, and (2) the development, maintenance, and recommendation of a set of corporate governance principles applicable to the Company, and the periodic review of such principles. The Corporate Governance and Nominating Committee met one time during 2011.

The Corporate Governance and Nominating Committee is responsible for identifying and selecting or recommending qualified candidates for membership on the Board. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (a) knowledge in the technology industry generally, and Software-as-a-Service specifically, (b) experience in the areas of accounting and finance, (c) mature business judgment, (d) the candidate’s management, leadership, and business strategy experience, (e) the candidate’s ability to manage a crisis, and (f) the candidate’s knowledge of proper corporate governance.

The Corporate Governance and Nominating Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board submitted to the Company, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be evaluated by the Corporate Governance and Nominating Committee on the same basis as other candidates using the Board membership criteria described above and in accordance with applicable procedures. The Corporate Governance and Nominating Committee believes that the minimum qualifications for serving as a Company director are that a candidate demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the Company’s business and affairs and have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.

Once candidates have been identified, the Corporate Governance and Nominating Committee will determine whether such candidates meet the minimum qualifications for director nominees and will recommend qualified nominees to the Board. In accordance with the Company’s bylaws, proposed nominees must tender, prior to nomination, an irrevocable, conditional letter of resignation that would be effective upon such person being charged with a felony or equivalent offense under the laws of any jurisdiction. The full Board will then approve qualified nominees for appointment or election to the Board.

While the Corporate Governance and Nominating Committee currently has no policy with respect to which it considers diversity in identifying nominees for director, one of our directors has a strong technical background that is relevant to our industry; another of our directors has a background in accounting, finance, and management. We believe that the backgrounds and skills of our directors bring a diverse range of experience, opinion and perspectives to the Board.  Details of each nominee’s strengths are identified in the biographical presentation under PROPOSAL NO.1, ELECTION OF DIRECTORS, above.

Any stockholder desiring to present a nomination for consideration by the Corporate Governance and Nominating Committee prior to the 2013 Annual Meeting of Stockholders must do so in accordance with the Company’s bylaws. See “Stockholder Proposals for the 2013 Annual Meeting” below.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Company’s Board, its executive officers, and persons who hold more than 10% of its outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which requires them to file reports with respect to their ownership of the Company’s common stock and their transactions in such common stock. Based upon the Company’s review of the Section 16(a) reports in its records for fiscal year 2011 transactions in the Company’s common stock, the Company believes that all reporting requirements under Section 16(a) for fiscal year 2011 were met in a timely manner by its directors, executive officers, and greater than 10% beneficial owners.

Certain Relationships and Related Transactions

On December 6, 2010, the Company entered into (i) a $6,500,000 Promissory Note, or the IDB Note, as borrower, and (ii) a Letter Agreement for the $6,500,000 Term Loan Facility, or the Letter Agreement, each with Israel Discount Bank of New York, or IDB as lender ((i) and (ii), the IDB Credit Facility.

The IDB Credit Facility is secured by two irrevocable standby letters of credit issued by UBS Switzerland in favor of IDB in the aggregate amount of $6,500,000, or collectively, the SBLC, each issued with Atlas as account party.  Atlas and the Company anticipate finalizing in the near future the terms of the Company’s reimbursement of Atlas for any future drawdowns on the SBLC.  The advances drawn on the IDB Credit Facility must be repaid on the earlier of (a) May 31, 2012 or (b) 180 days prior to the expiration date of the SBLC. Interest on each advance under the IDB Credit Facility accrues, at the Company’s election, at either LIBOR plus 300 basis points or IDB’s prime rate plus 100 basis points, provided that the rate of interest for each advance shall never be less than four percent. Interest accrued on each advance is due quarterly and payable in arrears on the last day of each of February, May, August and November during the term of the IDB Credit Facility, commencing on the last day of February 2011.  All required interest payments were made on a timely basis during 2011.  As of December 31, 2011, the Company drew $5,000,000 of the total Term Loan Facility.  All interest payments have been made on a timely basis.  We are currently working with IDB to extend our IDB Credit Facility for an additional one-year period with terms similar to those currently in place.  We believe that we will be successful in our efforts.

Atlas is a beneficial owner of 10% or more of the common stock of the Company, and the holder of a majority of the aggregate outstanding principal amount of the convertible secured subordinated notes, as amended, or the Notes under the Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, as amended, or the Note Purchase Agreement, between the Company and the convertible noteholders, under which the Company is entitled to elect to sell to the convertible noteholders, and the convertible noteholders are obligated to buy, Notes.  The terms of the Note Purchase Agreement and the Notes are described in “Sale of Convertible Notes to Certain Affiliates” below.

Sale Leaseback of Company Equipment with Noteholders. On September 4, 2009, the Company entered into a sale-leaseback agreement with the current holders of the Notes.  The noteholders paid a market rate cost of $200,000 through the reduction of current outstanding debt under such Notes in exchange for all of the Company’s office furniture, equipment and computers.  The noteholders then leased all furniture, equipment and computers back to the Company over a ten (10) year period.  The purchase price of $200,000 represented the fair market value of the equipment based on an independent appraisal of the equipment by Dynamic Office Services and Coastal Computers, which are not affiliated with the Company.

Sale of Convertible Notes to Certain Affiliates. As of April 27, 2012, the Company had $16.9 million aggregate principal amount of Notes due November 14, 2013 outstanding, after the $200,000 reduction of such current outstanding debt on account of the sale-leaseback described in above.   As of such date, Atlas held Notes in the aggregate principal amount of $13.575 million.  The Notes sold to Atlas during 2011 are as follows:

Date of Purchase	Amount of Convertible Note	Interest Rate	Original Maturity Date

February 7, 2011	$250,000	8%	11/14/2013
March 4, 2011	$325,000	8%	11/14/2013
April 6, 2011	$400,000	8%	11/14/2013
September 6, 2011	$500,000	8%	11/14/2013
October 11, 2011	$300,000	8%	11/14/2013
November 7, 2011	$300,000	8%	11/14/2013

On the maturity date, earlier of the maturity date of November 14, 2013 or a merger or acquisition or other transaction pursuant to which our existing stockholders hold less than 50% of the surviving entity, or the sale of all or substantially all of our assets, or similar transaction, or event of default, each noteholder in its sole discretion shall have the option to:

●	convert the principal then outstanding on its Notes into shares of our common stock , or
●	receive immediate repayment in cash of the Notes, including any accrued and unpaid interest.

If a noteholder elects to convert its notes under the circumstances, the conversion price will be the lowest “applicable conversion price” determined for each Note. The “applicable conversion price” for each Note shall be calculated by multiplying 120% by the lowest of

●	the average of the high and low prices of the Company’s common stock on the OTCBB averaged over the five trading days prior to the closing date of the issuance of such Note,

●
if the Company’s common stock is not traded on the Over-The-Counter market, the closing price of the common stock reported on the Nasdaq National Market or the principal exchange on which the common stock is listed, averaged over the five trading days prior to the closing date of the issuance of such Note, or

●
the closing price of the Company’s common stock on the OTCBB, the Nasdaq National Market, or the principal exchange on which the common stock is listed, as applicable, on the trading day immediately preceding the date such Note is converted.

We are obligated to pay interest on the Notes at an annualized rate of 8% payable in quarterly installments commencing three months after the purchase date of the Notes. We are not permitted to prepay the Notes without approval of the holders of at least a majority of the principal amount of the Notes then outstanding.

Payment of the Notes will be automatically accelerated if we enter voluntary or involuntary bankruptcy or insolvency proceedings.

The noteholders of the Notes include, among others, Atlas, an affiliate that originally recommended Shlomo Elia, one of our current directors, for appointment to the Board. The noteholders have designated Doron Roethler as bond representative to act as their agent. So long as the Notes are outstanding, the Company has agreed that it will not take certain actions without approval of the bond representative.  Crystal Management Ltd., which owns $750,000 aggregate principal amount of Notes, is owned by Doron Roethler, the former Chairman of the Board and former Interim Chief Executive Officer and who currently serves as the noteholders’ bond representative.

If we propose to file a registration statement to register any of our common stock under the Securities Act in connection with the public offering of such securities solely for cash, subject to certain limitations, we must give each noteholder who has converted its Notes into common stock the opportunity to include such shares of converted common stock in the registration. We have agreed to bear the expenses for any of these registrations, exclusive of any stock transfer taxes, underwriting discounts, and commissions.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table shows the annual and long-term compensation, for the fiscal years indicated, of the individual who served as the Company’s Chief Executive Officer and Chief Financial Officer (together, referred to as “the named executive officers” during fiscal years 2010 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)		All Other Compensation ($)	Total ($)

Dror Zoreff	2010		$34,200	(3)	$60,000	$94,200
Interim President and	2011				$60,000	$60,000
Chief Executive Officer (2)

Thaddeus J. Shalek	2010	$109,200	16,500	(5)	$2,101	$127,801
Chief Financial Officer (4)	2011	$109,200	$0	(5)	$2,184	$111,384

(1)
Amounts do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the amount of compensation cost recognized in fiscal years 2010 and 2011, as applicable, in accordance with United States Generally Accepted Accounting Principles or US GAAP, disregarding any adjustments for forfeiture assumptions. For a discussion of the assumptions used to value these awards, see Note 2 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K.

(2)
Mr. Zoreff has served as the Chairman of the Board since May  2009, and as the Company’s Interim President and Chief Executive Officer since November 2009.  As Chairman of the Board, Mr. Zoreff receives $5,000 per month, $60,000 per year for his services. The compensation to Mr. Zoreff in 2010 includes $34,200 in Option Awards paid for service as Chairman of the Board and service as the Company’s Interim President and Chief Executive Officer.  Mr. Zoreff was not granted Option Awards in 2011.  He did not otherwise receive a salary in fiscal years 2010 and 2011.

(3)
On March 26, 2010, Mr. Zoreff was granted a nonqualified stock option to purchase 30,000 shares of common stock of the Company, subject to vesting at the rate of twenty-five percent (25%) for each quarter after the date of grant. The stock option is now fully exercisable.

(4)	Mr. Shalek served as the Company’s Interim Chief Financial Officer from August 2009, until September 2010, at which time he was promoted to Chief Financial Officer of the Company.

(5)
On October 21, 2010, Mr. Shalek was granted a nonqualified stock option to purchase 15,000 shares of common stock of the Company, subject to vesting at the rate of twenty-five percent (25%) on each anniversary date,  beginning on January 1, 2011.  As of December 31, 2011 only twenty-five percent (25%) of the options were vested.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the named executive officers as of December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Options Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option exercise price ($/Sh)	Option expiration date

Dror Zoreff	15,000	—	$3.25	9/19/2018
	30,000		$1.14	3/25/2020

Thaddeus J. Shalek	15,000	11,250	$1.10	10/20/2020

(1)	Market value of shares that have not vested is based on $1.20 share (the closing price of the Company’s common stock as quoted on the OTCBB on December 31, 2011).

Termination and Change in Control Arrangements

The Company currently has no arrangements with any of its named executive officers with respect to payments in connection with a termination of their employment or a change in control of the Company.

Compensation of Directors

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2011

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($) (1)(3)	All Other Compensation ($)	Total ($)
Shlomo Elia	$-	$11,000		$-	$11,000

Amir Elbaz	$18,000		$-	$-	$18,000

Robert M. Brinson, Jr. (4)	$5,250		$27,000	$44,970	$77,220

(1)
Amounts represent the amount of compensation cost recognized in fiscal 2011 in accordance with US GAAP, disregarding any adjustments for forfeiture assumptions. For a discussion of the assumptions used to value these awards, see Note 2 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(2)	At December 31, 2011, the aggregate number of shares of restricted stock underlying stock awards held by each non-employee director was as follows: Mr. Elia – 40,000.

(3)
At December 31, 2011, the aggregate number of shares of common stock underlying option awards held by each non-employee director was as follows: Mr. Zoreff – 45,000,  Mr. Elbaz — 20,000 and Mr. Brinson – 20,000.

(4)
Robert M. Brinson, Jr. was appointed as a director effective September 14, 2011.  Mr. Brinson continues to provide technical and management consulting services to the Company and is paid $10,500 per month.  During 2011, he was paid a total of $44,970 in such fees in addition to director fees of $5,250.

Restricted Stock Agreements. The restricted stock agreements with Mr. Elia provide that upon a “Change in Control,” the lapsing of restrictions on their restricted stock shall accelerate so as to lapse as to all of such shares on the date of such event.

A “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i)  the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than: (A) the Company; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (c) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (D) the existing holders of capital stock of the Company as of the effective date hereof or their respective affiliates, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(ii)  on the condition that the transaction is consummated, the date the shareholders of the Company approve a definitive agreement or plan for: (A) a merger, share exchange, consolidation or reorganization involving the Company and any other corporation or other entity as a result of which securities representing more  than fifty percent (50%) of the combined voting power of the Company or of the surviving or resulting corporation or entity  are held in the aggregate by persons different than the persons holding those securities (including their affiliates) immediately prior to such transaction; or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

From April 1, 2009 until March 26, 2010, the Board had in place a compensation policy, or the April 2009 Policy, under which each non-management member of the Board was entitled to a fee of $1,500 per month. No additional monetary compensation would be received for committee service or for service as the Chairman of the Board or Chairman of the Audit Committee. However, additional monetary compensation could be awarded at the Chairman of the Board’s discretion for any director incurring overnight travel to attend Board meetings or other functions for the benefit of the Company. In addition, the number of shares underlying equity award grants was set at either 40,000 shares (60,000 shares for a non-management director who was appointed the Chairman of the Board) for stock option grants or 20,000 shares (30,000 shares for a non-management director who is appointed the Chairman of the Board) for restricted stock awards.

Effective March 26, 2010, the Company’s Board adopted a revised compensation policy, or the Revised Policy. Under the Revised Policy, each non-management member of the Board remained entitled to a fee of $1,500 per month.  No additional monetary compensation would be received for committee service or for service as the Chairman of the Board or Chairman of the Audit Committee. However, additional monetary compensation may be awarded at the Chairman of the Board’s discretion for any director incurring overnight travel to attend Board meetings or other functions for the benefit of the Company. In addition, the number of shares underlying equity award grants was decreased to either 20,000 shares (30,000 shares for a non-management director who is appointed the Chairman of the Board) for stock option grants or 10,000 shares (15,000 shares for a non-management director who is appointed the Chairman of the Board) for restricted stock awards.

On October 21, 2010, the Board granted 10,000 shares of restricted stock to Shlomo Elia, the transfer restrictions on which lapse quarterly in 25% increments, commencing January 1, 2011.  The restricted stock was provided to Mr. Elia on March 31, 2011.

On September 14, 2011, the Board granted Robert M. Brinson, Jr. non-qualified stock options to acquire up to 20,000 shares of common stock at an exercise price of $1.35 per share, representing fair market value on the date of grant. The options vest quarterly in 25% increments, commencing September 14, 2011.

Equity Compensation Plans

The following table provides information, as of December 31, 2011, regarding the Company’s compensation plans (including individual compensation arrangements) under which the Company is authorized to issue equity securities.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1) (c)
Equity compensation plans approved by security holders	301,900	(2)	$2.24	4,240,604	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	301,900			4,240,604

(1)	Refers to shares of the Company’s common stock.

(2)	Consists of shares issuable upon exercise of outstanding options under the Company’s 2004 Equity Compensation Plan.

(3)	All of the shares remaining for future issuance under the 2004 Equity Compensation Plan are available for issuance as options or restricted stock awards.

OWNERSHIP OF SECURITIES

Principal Stockholders and Share Ownership by Management

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 14, 2012 by (i) each person who is known by the Company to beneficially own more than 5% of its common stock; (ii) each person who served as a named executive officer of the Company in fiscal year 2011,, (iii) each person serving as a director or nominated for election as a director, and (iv) all current executive officers and directors as a group. Except as otherwise indicated by footnote, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Beneficial Owner Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Atlas Capital SA(3) 118 Rue du Rhone CH-1204 Geneva, Switzerland	7,330,269	40.0%

Doron Roethler(4) c/o S. Roethler 134 Aluf David Street Ramat Gan 52236 Israel	2,418,353	13.2%

Shlomo Elia(5)	52,500	*

Dror Zoreff	45,000	*

Amir Elbaz	20,000	*

Robert M. Brinson, Jr.	20,000	*

Thaddeus Shalek	15,000	*

All officers and directors as a group (5 persons)(6)	152,500	0.82%

* Less than 1%.

(1)	Unless otherwise noted, all addresses are in care of the Company at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703.

(2)
Based upon 18,352,542 shares of common stock outstanding on April 14, 2012. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of April 14, 2012 through the exercise of any stock options or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Atlas Capital SA is primarily controlled by Mr. Avy Lugassy, Director.

(4)
Includes (i) 1,323,619 shares owned by Greenleaf Ventures Ltd., a British Virgin Islands company, (ii) 421,791 shares owned by Crystal Management Ltd., a company registered in Anguilla, (entities controlled by Mr. Roethler)  and (iii) 672,943 shares of common stock owned directly by Doron Roethler, of which 3,750 shares are held pursuant to a restricted stock award as to which restrictions had not lapsed as of April 14, 2012.

(5)	Includes 10,000 shares held pursuant to a restricted stock award as to which all restrictions had not lapsed as of April 14, 2012.

(6)
For all current executive officers and directors as a group, includes a total of 100,000 shares subject to options exercisable within 60 days of April 14, 2012 and 2,500 shares held pursuant to restricted stock awards as to which restrictions had not lapsed as of April 14, 2012.

Arrangements That May Result in a Change in Control

As described in detail under “Certain Relationships and Related Transactions” above, Atlas has certain relationships with the Company that, under certain circumstances, could result in Atlas obtaining a majority of the Company’s outstanding common stock in the future. As of April 12, 2012, Atlas held 7,330,269 shares of the Company’s common stock, which represents approximately 40% of the number of shares issued and outstanding, and continues to purchase the Company’s common stock from time to time. As of April 12, 2012, Atlas holds $13,575,000 aggregate principal amount of the Company’s Notes due November 14, 2013, which are convertible into the Company’s common stock on the earlier of November 14, 2013, certain change in control events, or an event of default. If the notes were converted at the conversion price applicable to the Notes as of April 14, 2012, Atlas would receive approximately 12,220,000 shares upon conversion of the Notes.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board in its oversight of the quality and integrity of the Company’s financial statements, compliance with legal and regulatory requirements, qualification and independence of the Company’s independent registered public accounting firm, and performance of internal control over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board, a copy of which is posted on the Company’s website at www.smartonline.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with US GAAP.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2011. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm’s independence.

The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with US GAAP, that the financial statements are presented in accordance with US GAAP or that the Company’s  independent registered public accounting firm are in fact independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

THE AUDIT COMMITTEE

Amir Elbaz, Chairman
Shlomo Elia
April 30, 2012

Principal Accountant

Cherry Bekaert’s  report on the financial statements of the Company for each of the fiscal years ended December 31, 2010 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports on the financial statements of the Company for each of the fiscal years ended December 31, 2010 and December 31, 2011 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2010 and 2011, neither the Company nor anyone on the Company’s behalf consulted with Cherry Bekaert regarding (i) either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Cherry Bekaert did not provide any written report or oral advice to the Company that Cherry Bekaert concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Independent Registered Public Accounting Firm Fees and Services

Audit Fees. Aggregate fees billed in 2010 and 2011 for audit services, consisting of the audit of the Company’s 2009 and 2010 annual consolidated financial statements, including the reviews of the Company’s Quarterly Reports on Form 10-Q filed during 2010, and assistance to the Company with its response to SEC comment letters, were approximately $204,400. Aggregate fees billed in 2010 and 2011for audit services, consisting of the audit of the Company’s 2010 annual consolidated financial statements, including the reviews of the Company’s Quarterly Reports on Form 10-Q filed during 2011, were approximately $74,600.

Audit-Related Fees. There were no audit-related fees billed by the principal accountant in fiscal years 2010 and 2011.

Tax Fees. The principal independent registered public accounting firm did not provide professional services related to tax compliance, tax advice, and tax planning during fiscal years 2010 and 2011.

All Other Fees. The Company was billed fees of $6,500 for technical accounting and tax research by the principal independent registered public accounting firm in fiscal year 2011 and $0 in 2010.

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at a later time. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by the Company’s independent registered public accounting firm during fiscal years 2010 and 2011 were pre-approved by or on behalf of the Audit Committee.

PROPOSAL NO. 2 —  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cherry Bekaert has acted as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 2011. Cherry Bekaert has served the Company as its independent registered public accounting firm and independent auditors since April  2009.  Representatives of Cherry Bekaert are not expected to be present at the Meeting, but will be available to respond to appropriate questions and make any necessary statements, if required, at the meeting via conference call.

Although the appointment of Cherry Bekaert as independent independent registered public accounting firm is not required to be submitted to a vote by stockholders, the Board believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment. If stockholder ratification (by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting) is not received, the Audit Committee of the Board will reconsider the appointment. Even if the selection of Cherry Bekaert is ratified, the Audit Committee of the Board may, in its discretion, appoint a different firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders.

The Board recommends stockholders vote FOR ratification of Cherry Bekaert as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

OTHER MATTERS

Other Business

Other than the election of directors and the ratification of the appointment of independent registered public accounting firm for the Company, as described in this information statement, the Board presently knows of no other business to be conducted at the 2012 Annual Meeting of Stockholders. The Company has not received any notice from a stockholder desiring to present a proposal for consideration at the meeting, including any director nomination. Should any other business properly come before the meeting, stockholders may vote their shares in their discretion.

Stockholder Proposals for the 2013 Annual Meeting

Stockholder proposals can be eligible for inclusion in our 2013 proxy or information statement. Any such stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2) under the Exchange Act, to our principal executive offices, in care of our Corporate Secretary, Smart Online, Inc., 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703.  Failure to deliver a proposal by this means may result in it not being deemed timely received. We must receive each such stockholder proposal no later than December 31, 2012 for it to be considered for inclusion in our 2013 proxy statement. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Board will review all stockholder proposals.

Alternatively, if a stockholder does not want to submit a proposal for the 2013 annual meeting in our proxy statement under Rule 14a-8 under the Exchange Act, or intends to nominate a person as a candidate for election to the Board, the stockholder may submit the proposal or nomination not earlier than ninety (90) days or later than sixty (60) days prior to the first anniversary of the date of the 2012 Meeting, unless the date of the 2013 annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the 2012 Meeting (other than by adjournment), in which case such proposal or nomination must be submitted no earlier than ninety (90) days prior to the 2012 annual meeting and not later than (a) sixty (60) days prior to such annual meeting or (b) the tenth (10th) day following the calendar day on which public announcement of the date of such meeting is first made by the Company.

For our 2013 annual meeting, we must receive such proposals and nominations no earlier than March 15, 2013 and no later than April 14, 2013. If the date of the 2013 annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the 2011 Meeting (other than by adjournment), the stockholder must submit any such proposal or nomination no earlier than the close of business on the ninetieth (90th) day prior to the 2013 annual meeting and no later than the close of business on the later of the sixtieth (60th) day prior to the 2013 annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our stock. We will not entertain any proposals or nominations at the annual meeting that do not meet these requirements.

If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit, if any, to vote in accordance with our best judgment on any such stockholder proposal or nomination. To make a submission, stockholders should contact our Corporate Secretary via mail directed to Corporate Secretary, 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703.  We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Stockholder Communications with Directors

The Board, as a matter of policy, desires to facilitate communications between stockholders and directors to assist the Board in fulfilling its responsibilities to all stockholders. To that end, the Board has established a process for use by stockholders who desire to bring matters to the Board’s attention. The process is intended to provide stockholders one means of communicating with directors and is not intended to be exclusive.

Any stockholder who desires to send a communication to members of the Board may submit it either by e-mail addressed to Corporate.Secretary@smartonline.com, or by mail addressed to the attention of Thaddeus Shalek at Smart Online, Inc., 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703. All such communications should include the mailing address, telephone number, and e-mail address, if any, of the person submitting the communication. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board periodically, generally in advance of each regularly scheduled Board meeting. The Board has directed that the Secretary not forward communications that (a) are not reasonably related to the business of the Company, (b) concern individual grievances or other interests that are personal to the stockholder submitting the communication and that cannot reasonably be construed to present a matter of concern to stockholders generally, or (c) under community standards, contain offensive, scurrilous, or abusive content or advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.

Availability of Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (without exhibits), including financial statements, is available at www.smartonline.com and www.iproxydirect.com/SOLN. A copy will be furnished without charge to any stockholder whose proxy is solicited hereby upon written request directed to the attention of Thaddeus Shalek, Smart Online, Inc., 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703.  Copies of information is also available through the following resource:

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/SOLN and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

Stockholders Sharing the Same Last Name and Address

Only one Annual Report and proxy statement may be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Secretary by e-mail addressed to Corporate.Secretary@smartonline.com, by mail addressed to the attention of Thaddeus Shalek at Smart Online, Inc., 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703, or by telephone at (919) 765-5000. Stockholders sharing an address and currently receiving a single copy may contact the Secretary as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Secretary as described above.

Principal Executive Offices and Annual Meeting Location

The Company’s principal executive offices are located at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703, and the main telephone number at that location is (919) 765-5000. The 2012 Annual Meeting of Stockholders will be held in the Board Room at the Company’s principal executive offices on Wednesday, June 13, 2012, at 9:00 a.m. local time. Requests for directions to the meeting location may be directed to Thaddeus Shalek by telephone at (919) 765-5000 or by e-mail at Corporate.Secretary@smartonline.com.

Dated:   April 30, 2012